Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2013 relating to the financial statements and financial statement schedule, which appears in Connecticut Water Service, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

Boston, Massachusetts

May 8, 2014